SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant	[X]
Filed by a Party other than the Registrant	[ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

DIAMOND HILL FUNDS

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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2)	Form, Schedule or Registration Statement No.:

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4)	Date Filed:

Subject: Update on Diamond Hill Proxy Solicitation

Dear TESTFirstName,

As part of our firm’s upcoming acquisition, we recently filed a proxy statement for the Diamond Hill Funds.

We have engaged Sodali & Co. as our proxy solicitor, and they have been reaching out to shareholders who have not yet voted via telephone, email and mailed materials.

I’ve attached suggested language you may share with your clients that explains the proxy vote, why it is required and how to submit their vote.

Please let me know if you have any questions, or if there’s anything we can do on our end to help this go as smoothly as possible.

Thank you for your continued partnership.

For institutional use only.

The Diamond Hill Funds are distributed by Foreside Financial Services, LLC. (Member FINRA)

Disclosures and Prospectus

©2026 Diamond Hill Capital Management, Inc. All Rights Reserved.

Diamond Hill, 325 John H. McConnell Blvd, Ste 200, Columbus, Ohio 43215, United States of America

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I want to raise what we are seeing in the proxy records for your accounts. For at least a portion of your shares, they are showing up under a “master account”. This means proxy materials are being sent to the firm rather than to each underlying client.

In this structure, underlying clients are not made aware of the proxy, do not receive proxy materials and are not able to vote their shares directly. Instead, any voting for these shares would need to be handled at the firm level.

We’ve found this is not always how some firms expect the process to work, so we wanted to share this context and see if you are able to assist in submitting the vote for your firm’s master account shares.

Katie Amburgey, CIMA

Director – Strategic Partners

T: 614-255-5738

kamburgey@diamond-hill.com

diamond-hill.com

PROSPECTUS & DISCLOSURES

The performance data quoted represents past performance. Past performance is not indicative of future results. Investment returns and principal values will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. The Fund’s current performance may be lower or higher than the performance quoted. Performance assumes reinvestment of all distributions. Returns for periods less than one year are not annualized. For standardized performance and expenses for the Diamond Hill mutual funds click here; and for the Diamond Hill ETFs, click here. Securities referenced may not be representative of all portfolio holdings. The reader should not assume that an investment in the securities was or will be profitable. For Diamond Hill funds’ holdings and fact sheets, click here. The Diamond Hill funds are distributed by Foreside Financial Services, LLC (Member FINRA). For Institutional Use Only. CAS00001720